INDEPENDENT AUDITORS  REPORT

To the Board of Directors
and Shareholders
BMC Fund, Inc.
Lenoir, North Carolina

In planning and performing our
audit of the financial statements
of BMC Fund, Inc. (the  Fund ) for
the year ended March 31, 1999 (on
which we have issued our report
dated May 11, 1999), we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, and not to provide
assurance on the Fund s internal
control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity s
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
any internal control, misstatements
due to error or fraud may occur and
not be detected.  Also, projections
of any evaluation of internal
control to future periods are
subject to the risk that the
internal control may become
inadequate because of changes in
conditions, or that the degree of
compliance with policies or
procedures may deteriorate.

Our consideration of the Fund s
internal control would not
necessarily disclose all matters in
the internal control that might be
material weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the design
or operation of one or more of the
internal control components does
not reduce to a relatively low
level the risk that misstatements
caused by error or fraud in amounts
that would be material in relation
to the financial statements being
audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned
functions.  However, we noted no
matters involving the Fund s
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of March 31, 1999.

This report is intended solely for
the information and use of
management, the Board of Directors
of BMC Fund, Inc., and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone other
than these specified parties.




May 11, 1999